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                                                                   EXHIBIT 10.13

                         A MEMORANDUM OF UNDERSTANDING
                                    Between
                      DigitalXpress and Internet PassPort

This memorandum of understanding has been drawn to establish a strategic alliance between Internet Passport LLC (Internet Passport) and their associated partners and DigitalXpress LLC. The purpose of this relationship is to combine development and sales efforts of both entities to develop new technologies and thus increase profit centers for both entities. The primary business of DigitalXpress is selling video and data network satellite services. The primary business of Internet Passport is developing, selling and reselling Internet technologies many of which require the purchase of products provided by DigitalXpress (DXP) and their partners.

Goal A) To share resources to develop a new product line to be referred to as XpressNet which will allow current DigitalXpress products to have Internet connectivity. Additional product performance is defined herein.

Goal B) To create a reciprocal business relationship between DigitalXpress and Internet Passport to design and execute certain sales contracts with clients of both companies through the combined products of both entities.

Goal C)    To further expand the product base of both entities.

This MOU governs the overall business and financial agreement for the operation of the business to be called XpressNet. Mutual VAR contracts shall be setup between the Entities to establish the exact costs to be used for calculation of profit and loss.

This agreement is a 5 year commitment on both parties part to provide the products and services agreed to in the VAR contracts.

The business operation will be mutually reviewed quarterly. Business decision may be made at these times to expand or contract the joint business, as deemed reasonable by both parties.

This agreement is an exclusive agreement, with the condition that each entity will have a "First Right of Refusal" for any customer proposal which may be outside the scope or intent of this agreement. The First Right of Refusal shall be required within 15 days of the written proposal from the other entity.
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I.  DEVELOPMENT ACTIVITIES AND EXPENSES

1. The development costs for the XpressNet product will be shared between the Entities. The total joint development expense will not exceed $60,000 without written approval of both Entities. The anticipated development cost elements are:

    A) Internet PassPort will install and provide the necessary high speed land lines between the DXP Uplink in St. Paul and Internet Passport via frame relay during development and prior to service commencement at no cost to the project.

    B) DigitalXpress will provide high speed satellite time during product development and prior to service commencement at no cost to the project.

    C) Each entity will contribute approximately equal resources to the development of mutually defined products on a mutually agreeable schedule. Should outside assistance be necessary which will incur unanticipated expense, both entities must agree to the additional cost.

       It is anticipated that Internet PassPort will contribute the following to the product development:

           Software development of the XpressNet Product:
                 Broadcast Shim
                 Receive Site Software Shim
                 Browser Interface To Store And Forward System
           Testing Support For DigitalXpress Alpha and Beta Product Testing

       It is anticipated that DigitalXpress will contribute the following to the product development:

           MPT Software and Related NT Computer System
           Receive Site Hardware and Software
                 DXP Receiver and Antenna
                 DXP Computer Card
                 Necessary Documentation
           Installation Of Receive Site Equipment and Software @ IPP Consulting Help For Software Interfaces To IPP
           Testing Support

2. Both entities will share the cost of mutually agreed upon product development by using in-house resources. Products to be developed will be mutually defined and approved in a product description document before development begins. Undefined development will not be mutually supported.

3. Each entity will provide product development facilities required at the other's location, if necessary.

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II.  COST OF SALES/BUSINESS RELATIONSHIP

The cost of Sales relationship will not begin until the first revenue paying customer is using the service. Each Entity will offer the joint business and the other entity discount pricing, as expressed in the related VAR contracts.

     1. All profits and losses from the sale of the XpressNet products and services shall be shared equally between DigitalXpress and Internet Passport.

     2. DigitalXpress agrees to utilize Internet Passport for Internet access for the XpressNet products.

     3. Internet PassPort agrees to utilize DigitalXpress for satellite services for the XpressNet or XpressNet like products.

     4. Prices quoted in the VAR contracts may be used by each Entity for business outside of the XpressNet product operation.

     5. Accounting for the business will be defined in a separated document, which will become attachment B to this document. The following elements will serve as guide lines to the accounting of the business:

         a) Internet PassPort will bill DigitalXpress on a monthly basis one half of the agreed upon operational expenses incurred (at the rate defined in the VAR contract) which will include, as a minimum:
            . Internet Subscriptions
            . Dedicated Communication Line Cost Required From Atlanta To
              Minneapolis
            . Other preagreed costs

         b) DigitalXpress will bill Internet PassPort on a monthly basis one half of the agreed upon operational expenses incurred (at the rate defined in the VAR contract) which will include, as a minimum:

            . Satellite Service
            . Other Preagreed upon costs

         a) Internet PassPort shall reconcile the profit and loss of the XpressNet product on a monthly basis. It shall do this by calculating the XpressNet profit generated, as follows:

            . Adding the revenue generated. XpressNet revenue shall be defined as the revenue generated by data transmitted over the dedicated XpressNet satellite channels and the associated Internet subscription service. It does not include DXP equipment, installation services, DXP site access fees, or equipment warranties.

            . Subtracting the XpressNet bills exchanged between the entities

            . Subtracting sales expenses of the selling organization (calculated as 10% of selling entity revenue)

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            . Calculation of the profit will result in one of the Entities owing money to the other. If the profit calculation determines that Internet PassPort owes DigitalXpress money, then it will send a check to DigitalXpress for the profit plus sales expenses.

              If DigitalXpress Owes Internet PassPort money, then Internet PassPort will send DigitalXpress an invoice for the profit.

            . Internet PassPort will provide DigitalXpress a monthly report of all revenue generated by all XpressNet clients so that DigitalXpress may bill its clients for the service.

      All development expenses incurred by either entity, other than in house resources, shall be reimbursed from the sale of the XpressNet product line over a minimum twelve month period. All expenses expended by the joint project must be approved by both parties prior to the occurrence of the expense. Each entity shall report its share of the expenses monthly. Expenses not reported in the month of occurrence shall not be allowed as a part of the joint business expense.

III.  MARKETING/SALES

      1. Each entity will assist the other in collaborative proposal writing and sales solicitation when products from each company are needed by potential client(s).

      2. Each entity will provide product development capabilities and demonstration area for the other.

      3. Each entity will refer potential clients to the "partnership" for potential sales.

      4. Each entity will offer in house marketing resources to develop the sales/marketing strategy for XpressNet products.

      5. Internet Passport will resell DigitalXpress, XpressVideo, XpressData and XpressAudio products.

      6. Internet Passport will bundle DigitalXpress products into corporate Internet designs and resellers programs for Internet Passport products.

      7. Additional demonstration areas will be set up as each Internet Passport expands to other offices.

IV.   OTHER AREAS OF POSSIBLE JOINT INTEREST

      1.  Socrates Groupware, NetCarta Web "Cartography" Software for resale.
      2.  Web site Design and Development for DigitalXpress or for resale.
      3.  Web site and server hosting services for DigitalXpress or for resale.
      4.  Franklin Telecom Product And Services.

V.    PRODUCT DEFINITION--XpressNet

      XpressNet is a fast Internet service using DXP satellite technology. XpressNet is a cooperative service offering between DigitalXpress and Internet PassPort. The user subscribes to an XpressNet Internet subscription at a monthly rate and installs DXP receive site equipment and software.

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The user browser interface is the Microsoft Internet Explore browser.
The system operates as a normal Internet system, but has an Xpress mode which allows direction of large data transfers through the satellite, which occurs at a rate of up to 500 kbs. Files are "Zipped" before down load; the effective down load rate is over 1 mbs second.

Optionally, prior to down loading a file, the IE browser user may select a broadcast option. With this option, XpressNet does not return the downloaded data to the IE browser, but sends it to the DigitalXpress Store And Forward System for immediate broadcast. The down loaded data is then broadcast to any number of designated receive sites.

The broadcast option can be configured to broadcast files over the XpressNet Internet Satellite channel or to a private customer specific channel. Charges for files that are broadcast over the XpressNet Satellite channel are included in the XpressNet monthly subscription fee. Files broadcast over a private customer specific channel are billed at the normal DigitalXpress Store And Forward service charges.

The XpressNet user may elect to broadcast files by:

     Subscribing to the conventional XpressNet Internet subscription and broadcast files over a private customer specific channel.

     Subscribe to a XpressNet subscription and broadcast and download files over the XpressNet Satellite channel.

This service makes it practical to quickly transfer large files via the Internet or an XpressNet established Intranet. More importantly, it allows users to connect data bases to XpressNet, and to allow fast data base access to a distributed user base on a demand basis.

XpressNet also allows a "push" or broadcast of data files to a distributed user base. Files broadcast are transferred at the rate of 1.3 megabits per second. Since files are "zipped", the average transfer rate is over 2.6 megabits per second.

XpressNet is offered on a subscription basis. The basic service offers an unlimited amount of conventional Internet or Internet time and 100 megabytes of high speed prime time down load per month and 100 megabytes of non prime time download per month. The user may operate in either the Xpress or conventional Internet modes.

Files are automatically "zipped" before they are down loaded. Zipping provides both compression and security to the data broadcast. Zipped files are encrypted and provide an average of 50% reduction in data that to be broadcast.

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Figure 1.0 depicts the overall architecture of the XpressNet system. It has eight major components:

     The Internet
     Grid Net Dial Up Network
     Internet PassPort Internet Service Provider
     XpressNet Subscriber Computer
     DigitalXpress Uplink Center
           Store And Forward Service
           XpressNet Service
     Customer Data Base

XpressNet uses the nation wide capability of Grid Net to provide either local dial up access or direct 1-800 service to any location in the U.S.

Corporate data bases may be connected to XpressNet via three methods:

     . Through the Internet via a dedicated high speed communication line . Directly to the Internet PassPort via a dedicated high speed communication line
     . Directly to the DigitalXpress Uplink Center

Internet Data Base Connection:

     . Data is accessible from any Internet Service Provider, World Wide in conventional with conventional Internet connections.
     . XpressNet speed Of data down load is restrained by the path taken by the Internet connection to Internet PassPort, the communication line from Internet PassPort to DigitalXpress and the 500 kbs broadcast capability of XpressNet.
     . Security of data is more vulnerable: However, used with an encryption system, data is relatively secure.
     . Files may be either downloaded via the DigitalXpress Store And Forward broadcast service or to the Internet user via the IE browser.

ISP Internet PassPort Data Base Connection:

     . Data is accessible through the XpressNet service.
     . Speed of data down load is restrained by the communication line established to the ISP, the communication line from Internet PassPort to DigitalXpress and the 500 kbs broadcast capability of XpressNet.
     . Data transfers to Internet PassPort are very secure: if this data is broadcast over a private DigitalXpress Satellite channel, it is a very secure end to end communication system. Data broadcast or downloaded over the XpressNet Satellite channel are protected by the encryption system used in the "zipping" process.
     . Files may be either broadcast via the Store And Forward service or down line loaded to IE browser.

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DIGITALXPRESS UPLINK CENTER DATA BASE CONNECTION:

     . Speed of data broadcast is limited only by the communication line established to the DXP Uplink Center and the 500 kbs broadcast capability of XpressNet.
     . Data transfers to the DXP are very secure: if this data is broadcast over a private DigitalXpress Satellite channel, it is a very secure end to end communication system.
     . Files may be selected for broadcast by the conventional XpressNet
       Internet connection, but can not be delivered to the IE browser: however they can be broadcast via the Store And Forward service through either the Xpress Satellite channel or a private customer channel.

Internet PassPort is an Internet Service Provider equipped with special equipment that provides the intelligence of the XpressNet service. It provides the connection from the Internet and the XpressNet subscriber. In Xpress mode, it receives data from subscriber via the dial up network and delivers data to the subscriber via the satellite. It also can divert data that is normally down loaded to the IE browser to the DXP Store And Forward Service for broadcasting to many sites.

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                         [DIAGRAM OF XPRESSNET SYSTEM]


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PROJECT SCHEDULE:

Each entity will expend the resources necessary to bring to market a fully tested product for beta release to customers no later than May 1, 1997.

SUGGESTED PRODUCT PRICING:

100 MEGABYTE DOWN LOAD INCREMENT                  $40.00 PER BLOCK

VOLUME DISCOUNT WILL BE APPLIED TO MULTIPLE CORPORATE DOWN LOAD INCREMENTS.

CONVENTIONAL INTERNET ACCESS SUBSCRIPTION         $29.95 PER MONTH
XPRESSNET INTERNET ACCESS SUBSCRIPTION            $50 PER MONTH

RECIPROCAL PRODUCT PURCHASES
----------------------------

Each Entity will execute a value added reseller agreement with the other to resell their current product lines; these VAR contracts will be used as the basis to establish the cost of the XpressNet business. Attachment A to this agreement are the pricing agreements from these VAR contracts. The actual VAR contracts themselves will be standalone documents to be used to define the products and services that each Entity offers the other.


AGREED TO BY:



/s/ SPARROW MARCIONI                     3-13-97
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Internet Passport LLC                      Date


/s/ GAYLIN MUSE                          3-13-97
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DigitalXpress LLC                          Date



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